Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTIONS 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted Mark Davidson, Chief Executive Officer of the Company, and Paul Bowman, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.	The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, to which this Certification is attached as Exhibit 32 (the Periodic Report ), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Annual Report and results of operations of the Company for the periods covered by the Annual Report.

/s/ Mark Davidson	/s/ Paul Bowman
Mark Davidson	Paul Bowman
Chief Executive Officer	Chief Financial Officer
Date: March 18, 2008	Date: March 18, 2008